Exhibit 34.2

To the Board of Directors
DealerTrack Collateral Management Services
Sacramento, California

INDEPENDENT AUDITORS’ REPORT

We have examined management’s assertion, included in the accompanying Management’s Assertion Report, on Compliance with Applicable Servicing Criteria (Management’s Assertion) that DealerTrack Collateral Management Services (“DealerTrack”), a wholly owned subsidiary of DealerTrack Holdings, Inc., complied with the servicing criteria set forth in item 1122(d) of the Securities and Exchange Commission’s (SEC) Regulation AB for collateral being serviced that are encompassed by contractual obligations to perform Regulation AB reporting (the Platform), including only those asset-backed securities transactions defined below, as of and for the year ended March 31, 2011, excluding the following criteria set forth in items 1122(d)(1)(ii)-(iv), 1122(d)(2)(i)-(vii)(D), 1122(d)(3)(i)-(iv) and 1122(d)(4)(iii-(xv), which management has determined are not applicable to the activities performed by DealerTrack with respect to the Platform.  Management’s assertion identifies the individual asset-backed transactions defined by management as constituting the Platform, which is identified in Exhibit A.  Management is responsible for DealerTrack’s compliance with the servicing criteria.  Our responsibility is to express an opinion on Management’s Assertion about DealerTrack’s compliance with the servicing criteria, based upon our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (United States), and accordingly, included examining, on a test basis, evidence about DealerTrack’s compliance with the applicable servicing criteria, including tests on a sample basis of the servicing activities related to the Platform, determining whether DealerTrack performed those activities in compliance with the servicing criteria during the specified period and performing such other procedures as we considered necessary in the circumstances.  Our procedures were limited to the selected servicing activities performed by DealerTrack during the period covered by this report, and accordingly, such samples may not have included servicing activities related to each asset-backed transaction in the Platform.  Further, an examination is not designed to detect noncompliance arising from errors that may have occurred prior to the period specified above that may have affected the collateral being serviced by DealerTrack during the period covered by this report.  We believe that our examination provides a reasonable basis for our opinion.  Our examination does not provide a legal determination on DealerTrack’s compliance with the servicing criteria.

1

Board of Directors
DealerTrack Collateral Management Services
Sacramento, California

In our opinion, Management’s Assertion that DealerTrack complied with the aforementioned applicable servicing criteria as of and for the year ended March 31, 2011 for the Platform is fairly stated, in all material respects.

/s/ Mayer Hoffman McCann P.C.

Irvine, California
May 26, 2011

2

Exhibit A

DealerTrack Collateral Management Services Assessment of Compliance with Servicing Criteria applies to the following transactions:

AMERICA HONDA AUTO FINANCE

All Honda Auto Receivables Owner Trust Transactions (the Platform or Portfolio)

Collateral Management Services

Exhibit A

Regulation AB § 229.1122(d) (Item 1122(d)) Servicing Criteria.

Regulation AB Reference	Servicing criteria	Applicable Servicing Criteria	Additional Information
1122(d)(1)	General servicing considerations.
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable. DealerTrack Collateral Management Services in compliance.	Transaction agreements refer to agreements between AHFC and triVIN, Inc., former parent company of FDI
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	Not applicable
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Not Applicable.
Cash collection and administration.

Collateral Management Services

Regulation AB Reference	Servicing criteria	Applicable Servicing Criteria	Additional Information
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.
Not applicable.
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Not applicable.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

Not applicable.
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Not applicable.
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b)(1) of this chapter.

Not applicable.
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable.

Collateral Management Services

Regulation AB Reference	Servicing criteria	Applicable Servicing Criteria	Additional Information
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations:	Not applicable.
1122(d)(2)(vii)(A)	Are mathematically accurate;	Not applicable.
1122(d)(2)(vii)(B)	Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements;	Not applicable.
1122(d)(2)(vii)(C)	Are reviewed and approved by someone other than the person who prepared the reconciliation; and	Not applicable.
1122(d)(2)(vii)(D)
Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Not applicable.
Investor remittances and reporting.
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:	Not applicable.
1122(d)(3)(i)(A)	Are prepared in accordance with timeframes and other terms set forth in the transaction agreements;	Not applicable.
1122(d)(3)(i)(B)	Provide information calculated in accordance with the terms specified in the transaction agreements;	Not applicable
1122(d)(3)(i)(C)	Are filed with the Commission as required by its rules and regulations; and	Not applicable.

Collateral Management Services

Regulation AB Reference	Servicing criteria	Applicable Servicing Criteria	Additional Information
1122(d)(3)(i)(D)	Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	Not applicable.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	Not applicable.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Not applicable.
Pool asset administration.
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable. DealerTrack Collateral Management Services in compliance.	Amendment 3- “General Agreement Changes”, paragraph 3 and 4, re: “General Security Precautions”, “Records Preservation and Retention”

Collateral Management Services

Regulation AB Reference	Servicing criteria	Applicable Servicing Criteria	Additional Information
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable. DealerTrack Collateral Management Services in compliance.	Amendment 3- “General Agreement Changes”, paragraph 3 and 4, re: “General Security Precautions”, “Records Preservation and Retention”
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable.
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

Not applicable.
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

Not applicable.

Collateral Management Services

Regulation AB Reference	Servicing criteria	Applicable Servicing Criteria	Additional Information
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Not applicable.
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Not applicable.
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable.
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts):	Not applicable.
1122(d)(4)(x)(A)	Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements;	Not applicable.
1122(d)(4)(x)(B)	Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and	Not applicable.

Collateral Management Services

Regulation AB Reference	Servicing criteria	Applicable Servicing Criteria	Additional Information
1122(d)(4)(x)(C)	Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.	Not applicable.
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Not applicable.
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

Not applicable.
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

Not applicable.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.	Not applicable.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable.